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                              ARTICLES OF AMENDMENT

                                       OF

                     COHEN & STEERS INCOME REALTY FUND, INC.

                              changing its name to

                 COHEN & STEERS QUALITY INCOME REALTY FUND, INC.


                  Cohen & Steers Income Realty Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies that:

                  FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the articles of incorporation and inserting in lieu thereof the following:

                           "SECOND: The name of the corporation (hereinafter
                  called the "Corporation") is Cohen & Steers Quality Income Realty Fund, Inc."

                  SECOND: The foregoing charter amendment was duly approved unanimously by the Board of Directors of the Corporation. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.




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                  IN WITNESS WHEREOF, Cohen & Steers Income Realty Fund, Inc.
has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary on January 15, 2002.

                           COHEN & STEERS INCOME REALTY FUND, INC.



                           By:   /s/ Martin Cohen
                              _________________________________________
                                  Martin Cohen
                                  President


Attest:

 /s/ Robert H. Steers
_____________________
Robert H. Steers
Secretary

                  The UNDERSIGNED President of Cohen & Steers Income Realty Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges same in the name and on behalf of said Corporation and further certifies that, to the best of his knowledge, information and belief all matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                  /s/ Martin Cohen
                                  ____________________________________________
                                  Martin Cohen
                                  President